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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Insituform Mid-America, Inc.:

     We consent to the inclusion of our report dated November 15, 1994, with respect to the consolidated balance sheets of Insituform Mid-America, Inc. and subsidiaries as of September 30, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1994, which report appears in the registration statement on Form S-4 of Insituform Technologies, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG PEAT MARWICK LLP

                                          --------------------------------------
                                          KPMG Peat Marwick LLP

St. Louis, Missouri
September 14, 1995